                                                                     EXHIBIT 23d




                               CONSENT OF COUNSEL


           I hereby consent to the incorporation by reference in this Registration Statement on Form S-3 of the references to me under the heading "Item 3. Legal Proceedings" in the Annual Report on Form 10-K of ArvinMeritor, Inc. for the fiscal year ended September 30, 2000, and under the heading "Item
1. Legal Proceedings" in the Quarterly Report on Form 10-Q of ArvinMeritor, Inc. for the quarterly period ended December 31, 2000.






                                                   /s/ M. Lee Murrah
                                                   -----------------------
                                                      M. Lee Murrah

Date: April 11, 2001